Exhibit 99.3

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Page
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF HORNBECK OFFSHORE SERVICES, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2007	F-2

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2007	F-3

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2006	F-4

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information	F-5

HORNBECK OFFSHORE SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2007

(DOLLARS IN THOUSANDS)

	Hornbeck Offshore Historical	Sea Mar Fleet Historical	Pro Forma Adjustments		Pro Forma Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$428,851	$4,274	$(194,332	)(a)	$234,519
			(4,274	)(e)
Accounts receivable, net	48,705	24,153	(24,153	)(e)	48,705
Other current assets	8,995	1,342	1,000	(b)	9,995
			(1,342	)(e)

Total current assets	486,551	29,769	(223,101)		293,219

Property, plant and equipment, net	636,773	102,676	201,287	(b)	838,060
			(102,676	)(e)
Deferred charges, net	35,837	3,256	(3,256	)(e)	35,837
Goodwill	2,628	34,989	(34,989	)(d)	2,628
Other assets	5,243	—	—		5,243

Total assets	$1,167,032	$170,690	$(162,735)		$1,174,987

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,991	$3,279	$(3,279	)(e)	$23,991
Current taxes payable	—	35,341	(35,341	)(e)	—
Accrued interest	2,417	—	—		2,417
Accrued payroll and benefits	4,950	190	(190	)(e)	4,950
Deferred revenue	8,644	203	(203	)(e)	8,644
Other accrued liabilities	2,314	3,856	7,955	(b)	10,269
			(3,856	)(e)

Total current liabilities	42,316	42,869	(34,914)		50,271

Long-term debt, net of original issue discount of $479	549,521	—	—		549,521
Deferred tax liabilities, net	72,493	35,469	(35,469	)(e)	72,493
Other liabilities	1,450	1,909	(1,909	)(e)	1,450

Total liabilities	665,780	80,247	(72,292)		673,735

Stockholders’ equity	501,252	90,443	(90,443)		501,252

Total liabilities and stockholders’ equity	$1,167,032	$170,690	$(162,735)		$1,174,987

See notes to unaudited pro forma consolidated financial statements.

HORNBECK OFFSHORE SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2007

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Hornbeck Offshore Historical	Sea Mar Fleet Historical	Pro Forma Adjustments		Pro Forma Consolidated
Revenues	$143,161	$51,750	$(568	)(f)	$194,343
Costs and expenses:
Operating expenses	54,625	22,957	—		77,582
Depreciation	9,747	3,235	303	(c)	13,285
Amortization	5,258	1,756	—		7,014
General and administrative expenses	15,098	2,621	(1,701	)(g)	16,018

	84,728	30,569	(1,398)		113,899

Gain on sale of assets	1,842	—	—		1,842

Operating income	60,275	21,181	830		82,286
Other income (expense):
Interest income	11,780	104	(5,101	)(h)	6,783
Interest expense	(9,175)	—	—		(9,175)
Other income, net	11	82	—		93

	2,616	186	(5,101)		(2,299)

Income before income taxes and minority interests	62,891	21,367	(4,271)		79,987
Income tax expense	(22,773)	(7,846)	1,664	(i)	(28,955)
Minority interest in net income in consolidated subsidiaries	—	(444)	444	(g)	—

Net income	$40,118	$13,077	$(2,163)		$51,032

Basic earnings per common share	$1.57	N/A	N/A		$1.99

Diluted earnings per common share	$1.52	N/A	N/A		$1.94

Weighted average basic shares outstanding	25,611	—	—		25,611

Weighted average diluted shares outstanding	26,362	—	—		26,362

See notes to unaudited pro forma consolidated financial statements.

HORNBECK OFFSHORE SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2006

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Hornbeck Offshore Historical	Sea Mar Fleet Historical	Pro Forma Adjustments		Pro Forma Consolidated
Revenues	$274,551	$107,426	$(1,516	)(f)	$380,461
Costs and expenses:
Operating expenses	95,591	48,467	—		144,058
Depreciation	24,070	6,474	611	(c)	31,155
Amortization	7,951	4,175	—		12,126
General and administrative expenses	28,388	5,032	(3,435	)(g)	29,985

	156,000	64,148	(2,824)		217,324

Gain on sale of assets	1,854	1	—		1,855

Operating income	120,405	43,279	1,308		164,992
Other income (expense):
Interest income	16,074	146	(9,717	)(h)	6,503
Interest expense	(17,675)	—	—		(17,675)
Other income, net	70	133	—		203

	(1,531)	279	(9,717)		(10,969)

Income before income taxes and minority interests	118,874	43,558	(8,409)		154,023
Income tax expense	(43,159)	(15,480)	2,729	(i)	(55,910)
Minority interest in net income in consolidated subsidiaries	—	(1,011)	1,011	(g)	—

Net income	$75,715	$27,067	$(4,669)		$98,113

Basic earnings per common share	$2.81	N/A	N/A		$3.64

Diluted earnings per common share	$2.76	N/A	N/A		$3.57

Weighted average basic shares outstanding	26,966	—	—		26,966

Weighted average diluted shares outstanding	27,461	—	—		27,461

See notes to unaudited pro forma consolidated financial statements.

HORNBECK OFFSHORE SERVICES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet of Hornbeck Offshore Services, Inc., or the Company, gives effect to the acquisition of the Sea Mar Fleet (as defined below) as if the transaction had occurred on June 30, 2007. The unaudited pro forma condensed consolidated statements of operation of the Company give effect to the acquisition of the Sea Mar Fleet as if the transactions had occurred at the beginning of each reporting period.

The unaudited pro forma condensed consolidated statement of operations for the twelve months ended December 31, 2006 and the six months ended June 30, 2007, are derived from:

•	the audited historical financial statements of the Company as of and for the twelve months ended December 31, 2006;

•	the audited historical financial statements of Sea Mar Fleet as of and for the twelve months ended December 31, 2006;

•	the unaudited historical financial statements of the Company as of and for the six months ended June 30, 2007; and

•	the unaudited historical financial statements of Sea Mar Fleet as of and for the six months ended June 30, 2007.

The Company’s historical statements of operations for the year ended December 31, 2006 and for the six months ended June 30, 2007 do not include the results of Sea Mar Fleet. Accordingly, the pro forma results represent the periods from January 1, 2006 to December 31, 2006 and January 1, 2007 to June 30, 2007, with pro forma adjustments based on assumptions the Company has deemed appropriate.

The unaudited pro forma condensed consolidated balance sheet and statements of operations are presented for illustrative purposes only, and do not purport to be indicative of the results that would actually have occurred if the acquisition had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to factors described in the Risk Factors included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and in the Forward Looking Statements section included in our Quarterly Report on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007, each of which have been filed with the Securities and Exchange Commission.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s historical audited consolidated financial statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2006, the Company’s historical unaudited consolidated financial statements and the notes thereto included in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007 and the historical audited and unaudited Sea Mar Fleet financial statements included as Exhibit 99.2 to this Current Report on Form 8-K/A.

The Sea Mar Fleet acquisition and the related adjustments are described in the accompanying notes. In the opinion of the Company’s management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed consolidated financial information to reflect the Sea Mar Fleet acquisition.

2. Acquisition

On July 20, 2007, the Company entered into a definitive asset purchase agreement to acquire 20 offshore supply vessels, or OSVs, and their related business (the “Sea Mar Fleet”) from certain affiliates of Nabors Industries, Ltd., or Nabors, for $186.0 million in cash, plus the cost of any fuel inventory on such vessels. The cost of the fuel inventory was approximately $1.2 million as of the acquisition date. The Company also agreed to purchase one newbuild 285 foot DP-2 class vessel currently under construction with an anticipated fourth quarter 2008 delivery. The expected cost of this vessel, prior to the allocation of construction period interest, is approximately $34.0 million, of which $7.3 million was paid to Nabors at closing. The acquisition closed on August 8, 2007.

The purchase price allocation is currently being evaluated and the final calculation is expected to be completed no later than August 8, 2008. The Company does not expect to record any goodwill as a result of the acquisition. The amounts reflected in the table below are based upon preliminary estimates of fair market values. The Company recorded accrued liabilities of approximately $8.0 million related to the estimated cost of the regulatory drydocking of acquired vessels expected to be completed within the allocation period and an estimated pre-acquisition contingency for personnel costs. Given the nature of the estimates and assumptions related to the assets acquired and liabilities assumed, the final allocation of the purchase price will be performed when additional information concerning asset and liability valuations becomes available, but no later than August 8, 2008. As of September 30, 2007, the purchase price was allocated to the acquired assets based on the estimated fair values as follows (in thousands):

Property, plant and equipment	$193,955
Construction work in progress	7,300
Inventory	1,000
Accrued liabilities	(7,955)

Purchase price	$194,300

3. Pro Forma Adjustments

The operating results of Sea Mar Fleet are included in the financial statements of the Company effective August 8, 2007. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2007 combines the historical balance sheets of Hornbeck Offshore Services, Inc. and Sea Mar Fleet to reflect the acquisition as if it had occurred on June 30, 2007. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 and the six months ended June 30, 2007 combine the historical statements of operations of the Company and Sea Mar Fleet to reflect the acquisition as if it had occurred at the beginning of each reporting period. The unaudited pro forma condensed consolidated financial statements have been adjusted to give effect to pro forma events that are directly attributable to the acquisition and factually supportable. The pro forma adjustments include the allocation of the purchase price and the post acquisition impact of the purchase price accounting. The pro forma adjustments are as follows:

(a)	Adjustment to cash and cash equivalents to reflect the Company’s payment for its acquisition of Sea Mar Fleet.

(b)	Adjustments to reflect the fair values of assets acquired and liabilities assumed by the Company.

(c)	Adjustments to reflect the Company’s additional depreciation based on the fair value assigned to the assets acquired.

(d)	Elimination of goodwill associated with the Nabors Industries, Ltd. acquisition of Pool Energy Services in November 1999.

(e)	Elimination of assets and liabilities not acquired or assumed by the Company.

(f)	Elimination of revenue generating activity that will not be continued by the Company.

(g)	Elimination of costs attributable to an office lease not assumed, stock-based compensation expense associated with employees not retained, restructuring costs, audit fees, consulting fees and minority interest in net income.

(h)	Adjustment to interest income to reflect a lower average cash balance as a result of the Sea Mar Fleet acquisition, based on the actual interest rate earned by the Company for each of the periods presented.

(i)	Adjustments to reflect the Company’s effective tax rate of 36.2% and 36.3% for the six-month period ended June 30, 2007 and the year ended December 31, 2006, respectively.